EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                  --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


    A National Banking Association                           36-0899825
                                                             (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois                  60670-0126
         (Address of principal executive offices)             (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                     -----------------------------------

                             FIRST HAWAIIAN, INC.
              (Exact name of obligor as specified in its charter)

         Delaware                                      99-0156159
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification number)


         First Hawaiian Bank Tower
         999 Bishop Street
         Honolulu, Hawaii                              96813
(Address of principal executive offices)              (Zip Code)

 8.343% Junior Subordinated Deferrable Interest Debentures, Series B, Due 2027

                        (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

                 (a)      Name and address of each examining or
                 supervising authority to which it is subject.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

                 (b)      Whether it is authorized to exercise
                 corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                 No such affiliation exists with the trustee.


Item 16.         List of exhibits.   List below all exhibits filed as a
                 part of this Statement of Eligibility.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of October, 1997.


                                  The First National Bank of Chicago,
                                  Trustee

                                  By       /s/ Richard D. Manella

                                           Richard D. Manella
                                           Vice President and Senior Counsel






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                            October 15, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between First Hawaiian, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  The First National Bank of Chicago

                                  By:      /s/ Richard D. Manella

                                           Richard D. Manella
                                           Vice President and Senior Counsel

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of    Call Date: 06/30/97
                          Chicago                     ST-BK: 17-1630 FFIEC 031
                                                      Page RC-1
Address:                One First National Plaza,
                        Ste 0303
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                              C400
                                                  Dollar Amounts                                             BIL MIL
                                                   in Thousands                     RCFD                      THOU
                                                   -------------                    ----                     ------

ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):

    a.  Noninterest-bearing balances
        and currency and coin<F1>  .                                               0081           4,415,563            1.a.
    b.  Interest-bearing
        balances<F2> . . . . . . . .                                               0071           7,049,275            1.b.
2.  Securities
    a.  Held-to-maturity
        securities (from Schedule RC-
        B, column A) . . . . . . . .                                               1754                   0            2.a.
    b.  Available-for-sale
        securities (from Schedule
        RC-B, column D)  . . . . . .                                               1773           4,455,173            2.b.
3.  Federal funds sold and securities
    purchased under agreements to resell                                           1350           4,604,233            3.
4.  Loans and lease financing
    receivables:
    a:  Loans and leases, net of
        unearned income (from
        Schedule RC-C) . . . . . . .           RCFD 2122     24,185,099                                                4.a.
    b.  LESS: Allowance for loan and
        lease losses . . . . . . . .           RCFD 3123        423,419                                                4.b.
    c:  LESS: Allocated transfer
        risk reserve . . . . . . . .           RCFD 3128              0                                                4.c.
    d:  Loans and leases, net of
        unearned income, allowance,
        and reserve (item 4.a minus
        4.b and 4.c) . . . . . . . .                                               2125            23,761,680          4.d.
5.  Trading assets (from Schedule RD-D) .                                          3545             6,930,216          5.

6.  Premises and fixed assets (including
    capitalized leases) . . . . . . . . .                                          2145               705,704          6.
7.  Other real estate owned (from
    Schedule RC-M)  . . . . . . . . . . .                                          2150                 7,960          7.
8.  Investments in unconsolidated
    subsidiaries and associated companies
    (from Schedule RC-M)  . . . . . . . .                                          2130                64,504          8.
9.  Customers' liability to this bank on
    acceptances outstanding . . . . . . .                                          2155               562,251          9.
10. Intangible assets (from
     Schedule RC-M) . . . . . . . . . . .                                          2143               283,716         10.
11.  Other assets (from Schedule
     RC-F)  . . . . . . . . . . . . . . .                                          2160             1,997,778         11.
12.  Total assets (sum of items 1
     through 11)  . . . . . . . . . . . .                                          2170            54,837,423         12.


--------------

<F1> Includes cash items in process of collection and unposted debits.
<F2> Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of    Call Date: 06/30/97
                          Chicago                     ST-BK: 17-1630 FFIEC 031
                                                      Page RC-2
Address:                One First National Plaza,
                        Ste 0303
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.    0/3/6/1/8


Schedule RC-Continued

                                                       Dollar Amounts in
                                                           Thousands                                 Bil Mil Thou
                                                       -----------------                             ------------

            LIABILITIES
            13. Deposits:
              a.  In domestic
                  offices (sum of
                  totals of columns
                  A and C from
                  Schedule RC-E,
                  part 1) . . . . .                                                 RCON 2200          21,852,164       13.a
                (1) Noninterest-
                bearing<F1>   . . .                  RCON 6631    9,474,510                                             13.a.1
                (2) Interest-
                bearing   . . . . .                  RCON 6636   12,377,654                                             13.a.2
              b.  In foreign
                  offices, Edge and
                  Agreement
                  subsidiaries, and
                  IBFs (from
                  Schedule RC-E
                  Part II)  . . . .                                                 RCFN 2200          13,756,280       13.b
                  (1)  Noninterest
                     bearing  . . .                  RCFN 6631      330,030                                             13.b.1
                  (2)  Interest-
                     bearing  . . .                  RCFN 6636   13,426,250                                             13.b.2
            14. Federal funds
                purchased and
                securities sold
                under agreements to
                repurchase:   . . .                                                 RCFD 2800          3,827,159        14
            15. a.  Demand notes
                    issued to the
                    U.S. Treasury                                                   RCON 2840             40,307        15.a
              b.  Trading
                  Liabilities (from
                  Schedule RC-D)  .                                                 RCFD 3548          4,985,577        15.b
            16. Other borrowed
                money:
              a.  With original
                  maturity of one
                  year or less  . .                                                 RCFD 2332          2,337,018        16.a
              b.  With original
                  maturity of more than
                  one year through
                  three years . . .                                                 A547                 265,393         16.b
              c.  With a remaining
                  maturity of more
                  than three years                                                  A548                 322,175         16.c
            17. Not applicable
            18. Bank's liability on
                acceptance executed
                and outstanding   .                                                 RCFD 2920            562,251         18
            19. Subordinated notes
                and debentures<F2>                                                  RCFD 3200          1,700,000         19
            20. Other liabilities
                (from Schedule RC-
                G)  . . . . . . . .                                                 RCFD 2930            929,875         20
            21. Total liabilities
                (sum of items 13
                through 20)   . . .                                                 RCFD 2948         50,618,199         21
            22. Not applicable  . .
            EQUITY CAPITAL
            23. Perpetual preferred
                stock and related
                surplus   . . . . .                                                 RCFD 3838                  0         23
            24. Common stock  . . .                                                 RCFD 3230            200,858         24
            25. Surplus (exclude
                all surplus related
                to preferred stock)                                                 RCFD 3839          2,948,616         25
            26. a.  Undivided
                    profits and
                    capital reserves                                                RCFD 3632          1,059,214         26.a
              b.  Net unrealized
                  holding gains
                  (losses) on
                  available-for-
                  sale securities .                                                 RCFD 8434             12,788         26.b
            27. Cumulative foreign
                currency
                translation
                adjustments . . . .                                                 RCFD 3284             (2,252)        27
            28. Total equity
                capital (sum of
                items 23 through
                27)   . . . . . . .                                                 RCFD 3210          4,219,224         28
            29. Total liabilities
                and equity capital
                (sum of items 21
                and 28)   . . . . .                                                 RCFD 3300         54,837,423         29

            Memorandum8
            To be reported only
            with the March Report
            of Condition.
            1.  Indicate in the box                                                                                      Number
                at the right the
                number of the
                statement below
                that best describes
                the most comprehensive
                level of auditing work
                performed for the
                bank by independent
                external auditors as of
                any date during 1996 . . . . . . .       RCFD 6724                  N/A                                  M.1.

         1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
         2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
              (but not on the bank separately)
         3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
          4 = Directors' examination of the bank performed by other
              external auditors (may be required by state chartering authority)
          5 = Review of the bank's financial statements by external auditors
          6 = Compilation of the bank's financial statements by external auditors
          7 = Other audit procedures (excluding tax preparation work)
          8 = No external audit work

          -----------

         <F1> Includes total demand deposits and noninterest-bearing time and savings deposits.
         <F2> Includes limited-life preferred stock and related surplus.